Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
LLOYD W. BAKER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Announces Retirement and Appointment of Chief Financial Officer

Walla Walla, WA – February 28, 2018 - Banner Corporation (NASDAQ GSM: BANR)("Company"), the parent company of Banner Bank and Islanders Bank, today announced that Lloyd W. Baker will be retiring from both his position as Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of Banner Bank effective April 30, 2018. Peter J. Conner, currently Executive Vice President of Banner Bank, will assume the same position at the Company following Mr. Baker's retirement.

Lloyd W. Baker joined Banner Bank in 1994 as Asset/Liability Manger.  He has served as Chief Financial Officer of the Company since 2000 and of Banner Bank from 2000 to October 2015.  He began his banking career in 1973.

    "We are extremely grateful for the contributions Lloyd has made over his 24 years at Banner," said Mark J. Grescovich, President and Chief Executive Officer. "Lloyd has played an integral role, helping guide us through significant periods of expansion and growth.  He has provided our company with tremendous knowledge and strategic financial expertise.  The board joins me in thanking Lloyd for his valued service and contributions, and we wish him the best in his well-deserved retirement.  Peter's appointment is a natural progression of our succession planning and facilitates a seamless transition.  We are confident in his ability to lead our financial team through the next phase of our growth."

Peter J. Conner, age 52, joined Banner Bank in 2015 upon the acquisition of AmericanWest.  Prior to joining Banner Bank he was the Chief Financial Officer for SKBHC LLC, the holding company for Starbuck, and AmericanWest Bank from 2010 until he joined Banner Bank in 2015.  Mr. Conner has 28 years of experience in the financial services industry including executive finance positions at Wells Fargo Bank as well as regional community banks.  Additionally, he spent time as a managing director for FSI Group, where he evaluated and placed equity fund investments in community banks.  He earned a B.S. in Quantitative Economics from the University of California at San Diego and a Masters of Business from the Haas School of Business at U.C. Berkeley.

About the Company
Banner Corporation is a bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
    Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:  (1) the risk that tax charges may be greater than currently anticipated, (2) the risk that rules affecting revaluing deferred tax assets and liabilities may change, (3) the risk that future changes to tax rates may adversely affect the value of Banner's deferred tax assets and liabilities, (4) the risk that Banner may not be able to realize the value of deferred tax assets which depend on sufficient net income in the future, and (5) the risk that costs associated with the tax reform legislation may be greater than expected and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.